Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com
Crestwood Midstream Partners LP to Participate in the Citigroup
MLP / Midstream Infrastructure Conference
HOUSTON, TEXAS, August 23, 2011 — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood LP”) announced today that Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood LP’s general partner, and other members of Crestwood LP’s management team will participate in the Citigroup Master Limited Partnership / Midstream Infrastructure Conference on Wednesday, August 24, 2011, and Thursday, August 25, 2011. The presentation materials for the conference will be available beginning at approximately 8:00 a.m. Central Time on August 24, 2011, in the Investor Relations section of the Partnership’s website at www.crestwoodlp.com.
About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood LP is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Northwest Arkansas, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood LP, visit www.crestwoodlp.com.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com

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